EXHIBIT 10(c)
                             VISUAL DATA CORPORATION
                                1291 SW 29 Avenue
                          Pompano Beach, Florida 33069

                                                     September 29, 1997

Mr. Burt Rhodes
5732 Wind Drift Lane
Boca Raton, Florida  33433

Re:               Stock Compensation Agreement

Dear Burt:

Formalizing our earlier discussions this Stock Compensation Agreement is to acknowledge and confirm the terms of our consulting agreement with you as follows:

1. APPOINTMENT. Visual Data Corporation (the "Company") has engaged Burt Rhodes ("Rhodes") and Rhodes accepted such engagement to render services to the Company as an outside consultant.

2. DUTIES. The duties which were preformed by Rhodes including providing advice to and consult with the Company concerning its CareView(TM) library (the "Services").

3. TERM. The term of this Consulting Agreement shall cover all Services rendered to the Company by Rhodes during the Company's fiscal year ended September 30, 1997.

4. COMPENSATION. As compensation for the Services hereunder, Rhodes shall be issued an aggregate of 15,000 shares of Common Stock, $.0001 par value of the Company (the "Shares"). Within a reasonable time after the execution of this Agreement, the Company shall, at its expense, register the Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

5. CONFIDENTIALITY. Rhodes will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Rhodes in the course of performing the Services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing of pendency of patent applications).

6. INDEPENDENT CONTRACTOR. Rhodes and the Company hereby acknowledge that Rhodes is an independent contractor as of the date of this Agreement.

Mr. Burt Rhodes
September 29, 1997
page 2

7. MISCELLANEOUS. This Stock Compensation Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Stock Compensation Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Stock Compensation Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Stock Compensation Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                                 Very truly yours,


                                                 Randy S. Selman, President

ACCEPTED AND AGREED TO as
of the 29th day of September, 1997.

______________________________
Burt Rhodes